CONFIDENTIAL	EXECUTION COPY

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

EXHIBIT 10.10

eighth AMENDMENT

TO Collaboration, LICENSE and Option Agreement

This Eighth Amendment to the Collaboration, License and Option Agreement (the “Eighth Amendment”) is entered into as of December 7, 2020 (the “Eighth Amendment Effective Date”), by and between Cue Biopharma, Inc., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG Chem Ltd., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”).  Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, the Parties entered into a Collaboration, License and Option Agreement as of November 6, 2018 (the "Original Agreement") that was subsequently amended on March 15, 2019, August 5, 2019, October 29, 2019, December 18, 2019, January 10, 2020, February 14, 2020 and May 14, 2020 (the "First Amendment", "Second Amendment", "Third Amendment", "Fourth Amendment" , "Fifth Amendment", "Sixth Amendment" and “Seventh Amendment” with the Original Agreement, collectively the "Agreement");

Whereas, pursuant to Section 4.3(b)(i) of the Agreement, on [**], LGC [**] and on [**], Cue [**];

Whereas, pursuant to the terms of the Agreement, the Parties engaged in Research in accordance with Research Plans for [**] for the CUE-102 Program (respectively, the [**]Research Program”);

Whereas, LGC notified Cue [**];

Whereas, the Parties now desire to set down in writing the Parties’ understanding that LGC [**];

Whereas, the Parties desire to further state the Parties’ understanding that, subject to the [**] specified herein, LGC [**]; and

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

1.	All capitalized terms not separately defined in this Eighth Amendment shall have the meaning ascribed to them in the Agreement.

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2.

“[**] LGC Know-How” means all Know-How Controlled by LGC or its Affiliates as of the [**] that pertains to the Research, Development, Manufacture or Commercialization of any [**] Compound or [**] Product that is disclosed in [**].

3.	“[**] LGC Patent Rights” means (a) [**], and (b) any Patent Rights Controlled by LGC or its Affiliates claiming priority to either or both of such applications.
4.	“[**] LGC Technology” means the [**] LGC Know-How and the [**] LGC Patent Rights.
5.

Notwithstanding [**] CUE-102 Program, as of the [**] shall be deemed [**] for the CUE-102 Program.  From and after the [**] shall not be considered [**] by LGC for any purpose under the Agreement, including under Section [**].

6.

The Parties acknowledge that the JSC selected a pre-clinical candidate for the CUE-102 [**] Research Program on [**].  As a result of [**] pursuant to this Eighth Amendment, LGC shall pay Cue the Milestone Payment under Section 7.5(a)(i)(1) of $1,250,000 with respect to the CUE-102 Program within [**] of the Eighth Amendment Effective Date.  Such payment in accordance with this Paragraph 6 shall constitute full and timely satisfaction of LGC’s obligation to pay the Milestone Payment under Section 7.5(a)(i)(1) of the Agreement for the CUE-102 Program.

7.

Subject to Section 7.3 of the Agreement, the Parties shall share Research Costs for all payment obligations that accrued under the Agreement relating to the CUE-102 [**] Research Program up to the [**].  For clarity, LGC shall receive no reimbursement of any amounts accrued following [**] for the CUE-102 [**] Research Program and Cue shall receive no reimbursement of any amounts accrued following the [**] for the CUE-102 [**] Research Program.

8.

As of the [**], solely for the purposes of Section [**] of the Agreement and as otherwise expressly set forth in this Eighth Amendment, [**] shall be [**] and it shall be deemed that LGC has elected, [**]. Notwithstanding anything to the contrary in the Agreement, (a) except as expressly set forth in this Eighth Amendment, [**] under the Agreement and (b) unless and until LGC [**] in accordance with Section [**] of the Agreement, the [**] of the Agreement [**].

9.

Rights and Obligations Prior to [**].  Notwithstanding anything to the contrary in the Agreement, after the [**] and prior to the earlier of (i) [**] in accordance with Section [**] of the Agreement and (ii) any [**] (as defined in Paragraph 14 below):

(a)

Subject to the provisions of Paragraph 9(b) below, Cue shall use Commercially Reasonable Efforts to conduct the CUE-102 [**] Research Program in accordance with the high-level objectives of the Research Plan for the CUE-102 Program agreed upon by the JSC as it has been deemed approved by the Parties in accordance with Section 4.3(f)(iii)(1) of the Agreement;

(b)

Cue shall be solely responsible, in its own discretion (without any review, coordination, direction, oversight, discussion or approval by LGC or any Committee), for determining all activities, timelines and Research Costs relating to the CUE-102 [**] Research Program after [**].  Cue shall reasonably inform LGC (through the JRC) of the progress and timelines of Research activities and for IND submission relating to the CUE-102 [**] Research Program;

(c)

Pursuant to Section [**] of the Agreement, all Data generated [**] from the Research of the [**], CUE-102 [**] Compounds and CUE-102 [**] Products shall be deemed Excluded Data unless and until [**]; and

(d)

Cue shall provide information (including copies of all then available data and an accounting of all Research Costs spent to date) relating to the CUE-102 [**] Research Program to LGC in accordance with the provisions of Section [**] of the Agreement, including written notice (through the JRC) of intended IND submission by Cue to be provided no later than [**] prior to IND submission.

10.

Rights and Obligations if LGC [**]. Pursuant to Section [**] of the Agreement, if and after LGC [**] with respect to the [**], LGC shall pay Cue [**] of the Research Costs incurred by or on account of Cue in the period between the [**] and the date of such [**] in performing Research for the CUE-102 [**] Compounds and CUE-102 [**] Products in the CUE-102 [**] Research Program in accordance with the applicable Research Plan.  If LGC [**] with respect to the [**] pursuant to Section [**] of the Agreement, then on the date of such [**]:  (a) the [**] shall be deemed a [**] for the CUE-102 Program pursuant to Section [**] of the Agreement for all purposes under the Agreement; (b) the [**] LGC Patent Rights, [**] LGC Know-How and [**] LGC Technology shall be deemed LGC Sole Collaboration Patent Rights, LGC Sole Collaboration Know-How and LGC Sole Collaboration Technology, respectively, and Paragraph 12 of this Eighth Amendment shall have no further effect with respect to prosecution and maintenance of such LGC Sole Collaboration Patent Rights after such date; and (c) the option or any license granted by LGC to Cue pursuant to Paragraph 14 of this Eighth Amendment shall terminate.  Notwithstanding anything to the contrary in the Agreement, except as set forth in Paragraph 13 of this Eighth Amendment, unless and until LGC [**] with respect to the [**], the licenses granted by LGC to Cue under the Agreement do not include the [**], CUE-102 [**] Compounds or CUE-102 [**] Products, or any rights under the [**] LGC Patent Rights or [**] LGC Know-How.

11.	Rights and Obligations After [**]. Notwithstanding anything to the contrary in the Agreement, subject to Paragraphs 12, 13 and 14 of this Eighth Amendment, if and after any [**]:
(a)

Cue shall be solely responsible, in its own expense and discretion (without any review, coordination, direction, oversight, discussion or approval by any Committee), for determining all Research Plans (and Research Budgets), Cue Territory Development Plans, Manufacturing Plans and Cue Territory Commercialization Plans (and, in each case, any amendments thereto), for (x) any compound that consists of a CUE-102 Compound having both (1) the [**] and (2) an epitope of the Collaboration Antigen for the CUE-102 Program (collectively, the “CUE-102 [**] Compounds”) and (y) any pharmaceutical product consisting of or containing a CUE-102 [**] Compound (collectively, the “CUE-102 [**] Products”); provided that, in each case, such plan does not include any obligations on LGC that are not agreed upon in writing by LGC;

(b)

Cue shall be solely responsible, in its own expense and discretion (without any review, coordination, direction, oversight, discussion or approval from any Committee and without any obligation to provide any information to any Committee), for all further Research, Development, Manufacture and Commercialization of the [**], CUE-102 [**] Compounds and CUE-102 [**] Products;

(c)	Pursuant to [**] of the Agreement, all Data generated after the [**] from the Research of the [**], CUE-102 [**] Compounds and CUE-102 [**] Products shall continue to be deemed Excluded Data;
(d)

Cue shall not have any diligence obligations pursuant to Sections 4.1, 4.6(b) and 4.10(b) of the Agreement and Paragraph 13 of this Eighth Amendment, in each case, with respect to the Research or Development of the [**], CUE-102 [**] Compounds or CUE-102 [**] Products; and

(e)

LGC shall have no obligation to conduct any [**] relating to CUE-102 [**] Compounds and CUE-102 [**] Products and, as between the Parties, Cue shall have the sole right to conduct (or have conducted by a CMO selected in Cue’s sole discretion) all [**] relating to CUE-102 [**] Compounds and CUE-102 [**] Products independently at Cue’s cost and provided that such [**] are conducted without using LGC’s Know-How (other than [**] LGC Know-How), Cue shall have no obligation to make [**] royalty payments to LGC pursuant to Section 7.7(a)(i) of the Agreement with respect to any CUE-102 [**] Compounds or CUE-102 [**] Products.

12.

Following the Eighth Amendment Effective Date, notwithstanding anything to the contrary in the Agreement, LGC shall be the Lead Prosecution Party for all [**] LGC Patent Rights. Subject to the provisions set forth below, the Parties shall follow the procedures set forth in Section 9.2(a)(ii) of the Agreement (“LGC is Lead Prosecution Party for Collaboration Patent Rights”) for all such [**] LGC Patent Rights.

(a)

LGC shall be the Lead Prosecution Party in all cases for [**] LGC Patent Rights, including for any Paris Convention, non-Paris Convention, PCT National Phase, continuation, and divisional filings for [**] LGC Patent Rights in the Cue Territory.

(b)

Until such time as LGC [**] pursuant to Section [**] of the Agreement with respect to the [**] or if LGC [**] for the [**], notwithstanding anything to the contrary in the Agreement, the following provisions (i)-(iv) shall apply for the [**] LGC Patent Rights.

(i)

Cue shall be solely responsible for all out-of-pocket costs incurred with respect to preparation and filing of any priority patent applications (e.g., provisional patent applications) and PCT applications claiming priority thereto and for all fees and costs (including prosecution fees and costs) incurred with respect to any Paris Convention, non-Paris Convention, PCT National Phase, continuation, and divisional filings (i) in any country in the Cue Territory in which Cue requests LGC to file such applications, and (ii) in any country in the LGC Territory in which Cue requests LGC to file such applications (such filings, the “Cue-Requested Filings”).  On a Calendar Quarterly basis, LGC will invoice Cue for the costs relating to the Cue-Requested Filings and Cue will pay LGC’s invoice within [**] after receipt thereof.

(ii)

Cue shall notify LGC at least [**] prior to the relevant filing deadline of all Paris Convention, non-Paris Convention, and PCT National Phase filings if Cue desires that LGC file any such Paris Convention, non-Paris Convention, and/or PCT National Phase filing in any country in the Cue Territory or LGC Territory.

(iii)

At least [**] prior to the relevant filing deadline, LGC shall notify Cue if LGC desires any additional Paris Convention, non-Paris Convention, and PCT National Phase filings in any country in the Cue Territory or LGC Territory beyond the filings that Cue desires to make (such additional filings the “LGC Additional Filings”).  LGC shall make the LGC Additional Filings and LGC shall be solely responsible for all costs relating to such LGC Additional Filings (all patent costs relating to the Cue-Requested Filings and LGC Additional Filings, collectively, the “[**] LGC Patent Costs”).

(iv)

For clarity, LGC shall use LGC’s own patent counsel for filing, prosecution and maintenance of the for [**] LGC Patent Rights, including the Cue-Requested Filings and the LGC Additional Filings, and Cue shall timely provide all necessary cooperation for all such patent activities, including, e.g., reviewing all patent application filings, including all PCT applications relating to [**] LGC Patent Rights.

(c)

After LGC [**] pursuant to Section [**] of the Agreement with respect to the [**], the Parties shall be responsible for all [**] LGC Patent Costs incurred after such [**] according to the Agreement.  In such event, LGC also shall reimburse Cue for all [**] LGC Patent Costs expenses incurred by Cue as follows: [**]% for all costs relating to any PCT applications, and [**]% of any costs relating to filings in the LGC Territory.

13.

License Grant to Cue. Subject to the terms and conditions of the Agreement (including Section 13.2(b) of the Agreement), LGC hereby grants to Cue an exclusive (even as to LGC and its Affiliates), royalty-bearing license, with the right to grant sublicenses through multiple tiers (subject to Section 2.2(b) and 2.8 of the Agreement, as applicable, with such provisions applying mutatis mutandis to CUE-102 [**] Compounds and CUE-102 [**] Products), under the [**] LGC Technology to Research, Develop, import, use, Manufacture and Commercialize and otherwise exploit CUE-102 [**] Compounds and CUE-102 [**] Products in the Field in the Cue Territory. In recognition of LGC’s contributions to the CUE-102 [**] Research Program prior to the [**], Cue shall make Calendar Quarterly royalty payments to LGC equal to [**]% of Net Sales of CUE-102 [**] Products (interpreted mutatis mutandis as if CUE-102 [**] Products were Collaboration Products) in the Cue Territory if, at the time of such sale, on a country-by-country and CUE-102 [**] Product-by CUE-102 [**] Product basis, such CUE-102 [**] Product (or the CUE-102 [**] Compound included therein) is covered by a Valid

Claim (interpreted mutatis mutandis as if CUE-102 [**] Products were Collaboration Products) of [**] LGC Patent Rights in such country.  Cue royalty payments and associated reporting to LGC and audit rights of LGC will be executed in accordance with the procedures set forth in Article VIII of the Agreement, applied mutatis mutandis to the payment obligations under this Paragraph 13.

14.

If LGC provides written notice to Cue that [**] for the [**] or if LGC [**] for the [**] within the [**] period for [**] specified pursuant to Section [**] of the Agreement (each, an “[**]”), then, notwithstanding anything to the contrary in the Agreement, subject to commercially reasonable terms, (a) the forbearance obligations in Section 2.9(a) of the Agreement shall not limit or prohibit Cue or its Affiliates from directly or indirectly, alone or with or through any Third Party, Researching, Developing, importing, using, Manufacturing or Commercializing any CUE-102 [**] Compounds or CUE-102 [**] Products in the Field in the LGC Territory, and (b) for up to [**] after the date of the [**] LGC hereby grants Cue an exclusive option to receive an exclusive (even as to LGC and its Affiliates), royalty-bearing license, with the right to grant sublicenses through multiple tiers, under the [**] LGC Technology to Research, Develop, import, use, Manufacture and Commercialize CUE-102 [**] Compounds and CUE-102 [**] Products in the Field in the LGC Territory.  The Parties shall negotiate in good faith for a period of [**] after the date of the [**] to come to commercially reasonable terms for the rights granted pursuant to the provisions of this Paragraph 14.  If the Parties are unable to agree upon such terms, including commercially reasonable financial terms, during such [**] period, then such dispute shall be determined pursuant to Section 14.3 of the Agreement.

15.

Except as expressly specified otherwise in this Eighth Amendment, unless and until LGC [**] for the [**] in accordance with Section [**] of the Agreement: (a) Cue shall not acquire any license or other intellectual property interest, by implication or otherwise, under or to any [**] LGC Technology; and (b) after the [**], LGC shall have no further obligations under the Agreement in relation to the CUE-102 [**], CUE-102 [**] Compounds or CUE-102 [**] Products.

16.

Notwithstanding anything to the contrary in the Agreement or this Eighth Amendment, LGC shall have no obligations under Section 11.2 of the Agreement with respect to any act, omission, event or occurrence in relation to the [**] or any CUE-102 [**] Compound or CUE-102 [**] Product that takes place after the [**] and prior to the date of [**] by LGC of the [**] for the [**] in accordance with Section [**] of the Agreement, or any Losses related to any of the foregoing.

17.

LGC hereby represents and warrants to Cue, as of the Eight Amendment Effective Date, that LGC has not granted, and will not grant during the Term, any right to any Third Party under the [**] LGC Technology that would conflict with the rights granted to Cue hereunder.

18.

Except as expressly amended by this Eighth Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and are unmodified by this Eighth Amendment.  The Agreement, as modified by this Eighth Amendment, contains the entire agreement of the Parties with regard to the subject matter set forth herein and supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein; provided, however, that the Global

Agreement shall continue in full force and effect in accordance with its terms.  This Eighth Amendment may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties.

19.

This Eighth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Eighth Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature Page Follows]

In Witness Whereof, the Parties hereto have caused this Eighth Amendment to be executed and entered into by their duly authorized representatives as of the Eighth Amendment Effective Date.

Cue Biopharma, Inc.		LG Chem Ltd.

By:	/s/ Daniel Passeri	By:	/s/ Jeewoong Son

Name:	Daniel Passeri	Name:	Jeewoong Son

Title:	CEO	Title:	President